SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported): January 28, 2011

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 28, 2011, the Compensation Committee of the Board of Directors of MTR Gaming Group, Inc. (the “Company”) approved the grant by the Company of nonqualified stock options, restricted stock units and cash-based performance awards under the Company’s 2010 Long-Term Incentive Plan (the “2010 Plan”).  The following grants were made by the Company on January 28, 2011 to the following key employees:

	Nonqualified Stock Options	Restricted Stock Units	Target Value Cash-Based Performance Award

Jeffrey J. Dahl President and Chief Executive Officer	112,700	37,600	$200,000

John W. Bittner, Jr. Executive Vice President and Chief Financial Officer	65,700	21,900	$116,700

Narciso A. Rodriguez-Cayro Vice President of Regulatory Affairs, General Counsel and Secretary	56,300	18,800	$100,000

Jack B. Sours President and General Manager Mountaineer Park, Inc.	54,200	18,100	$96,300

Fred A. Buro President and General Manager Presque Isle Downs, Inc.	51,600	17,200	$91,700

The Company has entered into a Nonqualified Stock Option Award Agreement (“Option Agreement”), a Restricted Stock Unit Award Agreement (“RSU Agreement”), and a Cash-Based Performance Award Agreement (“Performance Agreement”), each under the terms of the 2010 Plan, with each of the above persons.

The Option Agreement provides that nonqualified stock options will vest and become exercisable in three equal installments, 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant; and that all unvested options will fully vest and become exercisable immediately upon (i) the termination of employment by the death or the disability of the person and (ii) consummation of a change of control of the Company.

The RSU Agreement provides that 100% of the RSUs granted will vest and become non-forfeitable upon the third anniversary of the date of grant; and that all unvested RSUs will vest immediately upon (i) the termination of employment by the death or the disability of the person and (ii) consummation of a change of control of the Company. Additionally, pursuant to the terms of the employment agreements for certain of the above-named persons, all unvested RSUs would also vest immediately upon the termination of employment for reasons other than for cause, as defined.

The Performance Agreement relates to the achievement of differing levels of performance (as defined) and is measured by the level of the Company’s Corporate Free Cash Flow (as defined) over a one-year Performance Period, defined as the calendar year.  The earned award under the Performance Agreement will vest and become payable at the end of the Vesting Period, defined as the two calendar year period following the Performance Period. Subject to the provisions of the Performance Agreement, the earned award will vest immediately upon (i) the termination of employment by the death or the disability of the person and (ii) consummation of a change of control of the Company.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Form of Nonqualified Stock Option Award Agreement (2010 Long-Term Incentive Plan).

10.2	Form of Restricted Stock Unit Award Agreement (2010 Long-Term Incentive Plan).

10.3	Form of Cash-Based Performance Award Agreement (2010 Long-Term Incentive Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer
Date:	February 3, 2011